UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 22, 2013

COPANO ENERGY, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32329 (Commission File Number)	51-0411678 (I.R.S. Employer Identification No.)

1200 Smith Street, Suite 2300

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 621-9547

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events

This Form 8-K is being filed in connection with a memorandum of understanding (a “memorandum of understanding”) regarding the settlement of certain litigation relating to, among other things, the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 29, 2013, by and among Copano Energy, L.L.C., a Delaware limited liability company (“Copano”), Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (“Kinder Morgan”), Kinder Morgan G.P., Inc., a Delaware corporation and the general partner of Kinder Morgan and  Javelina Merger Sub LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Kinder Morgan (“Merger Sub”) providing for the merger (the “Merger”) of Merger Sub with and into Copano with Copano surviving as a wholly owned subsidiary of Kinder Morgan.

As previously disclosed in the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) by Copano on March 29, 2013 (the “proxy statement”), three putative class action lawsuits challenging the proposed transaction have been filed on behalf of Copano unitholders and are currently pending in Delaware state court, Texas state court and federal court respectively. The actions are captioned In re Copano Energy, L.L.C. Shareholder Litigation, Case No. 8284-VCN (Del. Ch.), Schultes v. Copano Energy, L.L.C., et al., No. 06966 (Tex. Dist. Ct. Harris County) and Bruen v. Copano Energy, L.L.C., et al., No. 4:13-CV-00540 (S.D. Tex.).

On April 22, 2013, solely to avoid the costs, risks, and uncertainties inherent in litigation and without admitting any liability or wrongdoing, Copano and the other named defendants in the actions entered into a memorandum of understanding with the plaintiffs in the actions to settle the cases.

The defendants believe that no further disclosure is required to supplement the proxy statement under applicable laws; however, to avoid the risk that the litigation may delay or otherwise adversely affect the consummation of the Merger and to minimize the expense of defending such action, Copano has agreed, pursuant to the terms of the proposed settlement, to make certain supplemental disclosures related to the proposed Merger, all of which are set forth below. The memorandum of understanding contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to Copano’s unitholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled by the court to consider the fairness, reasonableness, and adequacy of the settlement. In the event a stipulation of settlement is entered into, written notice to unitholders will be provided, which notice will contain pertinent information concerning the judicial approval process and the rights of class members with respect to that process.  If the settlement is finally approved by the court, it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed Merger, the Merger Agreement, and any disclosure made in connection therewith, among other claims, pursuant to terms that will be disclosed to unitholders prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel will file a petition in the court for an award of attorneys’ fees and expenses to be paid by Copano or its successor, which the defendants may oppose. Copano or its successor will pay or cause to be paid any attorneys’ fees and expenses awarded by the court. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.

SUPPLEMENT TO COPANO PROXY STATEMENT

In connection with the settlement of the outstanding unitholder suits, Copano Energy. L.L.C. has agreed to make these supplemental disclosures to the proxy statement.  This supplemental information should be read in conjunction with the proxy statement, which should be read in its entirety. Page references in the below disclosures are to the proxy statement, and defined terms used but not defined herein have the meanings set forth in the proxy statement.

Proposal 1: The Merger—Background of the Merger

The following is added directly after the fourth sentence of the second full paragraph beginning on page 54:

At this meeting, Barclays presented a list of 12 companies representing a broad spectrum of potential merger partners the Company might wish to consider.

The following is added directly before the final sentence of the second full paragraph beginning on page 54:

The strategic alternatives included seeking a merger partner or remaining independent and operating the Company on a stand-alone basis, the latter option expected to involve considering additional joint venture opportunities from time to time and potentially seeking to raise additional capital chiefly for the purpose of funding organic expansion opportunities.

The following is added directly before the final sentence of the third full paragraph beginning on page 54:

The Board initially directed Barclays to contact four potential merger partners, but a few weeks after this also decided that Barclays should contact Kinder Morgan.

The following is added directly after the first sentence of the first full paragraph beginning on page 55:

All of the companies contacted were strategic buyers and none were private equity firms.

The second sentence of the second full paragraph beginning on page 57 is hereby deleted and replace with the following:

The Copano board of directors, which had previously discussed Barclays’ investment banking relationship with Kinder Morgan and its affiliates, was provided on January 17 with information from Barclays regarding the amount of underwriting and investment banking fees paid to Barclays by the interested parties who had submitted bids, including Kinder Morgan and its affiliates, for services rendered by Barclays in 2011 and 2012, which in the case of Kinder Morgan totaled $114 million in respect of twenty one assignments and in the case of the two other bidders totaled approximately $17 million and $0.4 million respectively.

Proposal 1: The Merger—Opinions of Copano’s Financial Advisors

The section of the proxy statement “Proposal 1: The Merger—Opinions of Copano’s Financial Advisors” beginning on page 62 is hereby amended and supplemented as follows:

The first full paragraph beginning on page 67 is hereby deleted and replaced with the following:

With respect to Copano, the discounted cash flow analysis was performed using the Copano Case I Projections and the Copano Case II Projections (see “Proposal 1: The Merger—Copano Projected Financial Information” for a further description of the Copano Case I Projections and Copano Case II Projections).  To calculate the estimated enterprise value ranges in the discounted cash flow analyses for Copano for each of the Copano Case I Projections and Copano Case II Projections, Barclays added (i) estimated unlevered free cash flows in millions of ($110), $231, $345, and $406  for Case I and of ($306), ($48), $184 and $389 for Case II for fiscal years 2013 through 2016, respectively to (ii) the estimated residual enterprise value at the end of the forecast period, or the “terminal value” of Copano, as of December 31, 2016, and discounted such amounts to their net present value using a range of selected discount rates.  Barclays calculated “unlevered free cash flows” as estimated Adjusted EBITDA, as prepared by Copano management, which represents earnings before interest, taxes and depreciation and amortization, referred to as EBITDA, plus expenses related to the amortization of commodity derivative options, distributions from unconsolidated affiliates, and equity-based compensation expenses; less equity in earnings/(loss) from unconsolidated affiliates; adjusted to remove the impact of certain other estimated non-cash operating items on EBITDA, less estimated maintenance capital expenditures, less estimated growth capital expenditures, and plus or minus estimated changes in working capital.  For each case, Barclays used a nominal discount rate range of 8.0% to 10.5%.  The discount rates were based on Barclays’ analysis in accordance with the capital asset pricing model of the weighted average cost of capital for Copano as well as the weighted average cost of capital for gathering and processing, referred to as G&P, master limited partnerships, each of which is referred to as an MLP, with similar size and similar operations, to Copano, as applicable.  The terminal value of Copano was estimated by applying enterprise value multiples ranging from 10.0x to 14.0x to the estimate of EBITDA for 2016 for Copano for each of the Copano Case I Projections and Copano Case II Projections.  Such enterprise value multiples were derived using information from the comparable company analysis described below and based upon Barclays’ professional judgment.  Based on the Copano Case I Projections and the discounted cash flow analysis described above, Barclays selected an enterprise value reference range of $4.0 billion to $5.0 billion for Copano, which implied an equity value reference range of $32.17 to $42.60 per Copano common unit.  Based on the Copano Case II Projections and the foregoing discounted cash flow analysis described above, Barclays selected an enterprise value reference range of $4.6 billion to $6.0 billion for Copano, which implied an equity value reference range of $38.43 to $53.04 per Copano common unit.

The second full paragraph beginning on page 67 is hereby deleted and replaced with the following:

To calculate the estimated per unit equity value range of Kinder Morgan common units using discounted cash flow analysis, Barclays added (i) projected distributions per Kinder Morgan common unit for fiscal years 2013 through 2016 based on the Kinder Morgan Projections to (ii) the estimated terminal value of Kinder Morgan’s common unit price, as of December 31, 2016, and discounted such amounts to their net present value using a range of selected discount rates.  Specifically, Barclays used a discount rate range of 10.0% to 14.0%.  The discount rates were based on Barclays’ analysis in accordance with the cost of equity capital for MLPs with similar size and operations to those of Kinder Morgan.  The cost of equity capital was calculated as the current yield, based on the latest announced annualized distribution for each such MLP divided by the applicable limited partner unit price as of

January 28, 2013, plus the 2-year projected cumulative annual distribution growth rate, calculated using Kinder Morgan Research Projections for 2013 and 2014.  The terminal value of Kinder Morgan’s common unit price was estimated by applying long-term yields ranging from 6.5% to 4.5% to Kinder Morgan’s estimated 2016 LP Distribution.  Such long-term yields were derived using information from the comparable company analysis described below based upon Barclays’ professional judgment.  Based on the discounted cash flow analysis described above for Kinder Morgan, Barclays selected an equity value reference range of $80.00 to $102.50 per Kinder Morgan common unit.

The third full paragraph beginning on page 67 is hereby deleted and replaced with the following:

Based upon Barclays’ judgments and using the Kinder Morgan Projections, the discounted cash flow methodology yielded implied exchange ratios ranging from 0.3139 Kinder Morgan common units per Copano common unit (assuming, as described above, an equity value of $32.17 per Copano common unit and an equity value of $102.50 per Kinder Morgan common unit) to 0.5325 Kinder Morgan common units per Copano common unit (assuming, as described above, an equity value of $42.60 per Copano common unit and an equity value of $80.00 per Kinder Morgan common unit) for the Copano Case I Projections and ranging from 0.3749 Kinder Morgan common units per Copano common unit (assuming, as described above, an equity value of $38.43 per Copano common unit and an equity value of $102.50 per Kinder Morgan common unit) to 0.6630 Kinder Morgan common units per Copano common unit (assuming, as described above, an equity value of $53.04 per Copano common unit and an equity value of $80.00 per Kinder Morgan common unit) for the Copano Case II Projections.  Barclays noted that the exchange ratio to be offered to holders of Copano common units of 0.4563 Kinder Morgan common units per Copano common unit falls within the implied exchange ratio range for both cases.

The following is added directly after the second sentence of the first full paragraph beginning on page 68:

The approximate LQA yields and DCF yields calculated for these comparable companies using publicly available information are as follows:

	DCF Yield			LQA
Comparable MLP	2012E	2013E	2014E	Yield
Access Midstream Partners, L.P.	4.91%	6.42%	7.11%	4.80%
Atlas Pipeline Partners, L.P.	6.70%	7.30%	8.34%	6.75%
Crestwood Midstream Partners LP	7.48%	8.29%	8.41%	7.85%
Crosstex Energy, L.P.	9.39%	9.14%	9.58%	7.78%
DCP Midstream Partners, LP	5.33%	6.57%	7.22%	6.10%
Markwest Energy Partners, L.P.	6.96%	6.76%	8.04%	6.11%
Regency Energy Partners LP	7.45%	7.64%	8.32%	7.58%
Southcross Energy Partners, L.P.	4.08%	6.89%	8.10%	6.67%
Summit Midstream Partners, LP	8.41%	8.90%	9.54%	7.47%
Targa Resources Partners LP	6.79%	7.07%	8.20%	6.68%
Western Gas Partners, LP	4.36%	4.87%	5.51%	4.02%

The following is added directly after the second full paragraph on page 68:

Based upon these judgments, Barclays selected an equity value reference range of $28.00 to $38.00 per Copano common unit.

The following is added directly after the first sentence of the first full paragraph beginning on page 69:

The approximate  Current LP yields and DCF yields calculated for these comparable companies using publicly available information are as follows:

	DCF Yield			Current
Comparable MLP	2012E	2013E	2014E	LP Yield
Enbridge Energy Partners, L.P.	6.53%	7.16%	7.81%	7.25%
Energy Transfer Partners, L.P.	7.32%	7.84%	8.51%	7.67%
Enterprise Products Partners L.P.	6.08%	6.54%	6.99%	4.60%
ONEOK Partners, L.P.	5.14%	5.23%	5.78%	4.59%
Plains All American Pipeline, L.P.	5.42%	5.34%	5.64%	4.13%
Williams Partners L.P.	5.96%	6.86%	8.05%	6.34%

The following is added directly after the last sentence to the second full paragraph on page 69:

Based upon these judgments, Barclays selected an equity value reference range of $72.50 to $100.00 per Kinder Morgan common unit.

The third full paragraph beginning on page 69 is hereby deleted and replaced with the following:

Based upon Barclays’ judgments, Barclays’ comparable company analysis yielded implied exchange ratios ranging from 0.2800 Kinder Morgan common units per Copano common unit (assuming, as described above, an equity value of $28.00 per Copano common unit and an equity value of $100.00 per Kinder Morgan common unit) to 0.5241 Kinder Morgan common units per Copano common unit (assuming, as described above, an equity value of $38.00 per Copano common unit and an equity value of $72.50 per Kinder Morgan common unit).  Barclays noted that the exchange ratio to be offered to holders of Copano common units of 0.4563 Kinder Morgan common units per Copano common unit falls within the implied exchange ratio range as calculated in Barclays’ comparable company analysis.

The fourth full paragraph beginning on page 69 is hereby deleted and replaced with the following:

Barclays evaluated the publicly available price targets of Copano common units and Kinder Morgan common units published by independent equity research analysts associated with various Wall Street firms, which is referred to as Wall Street Research.  Barclays used these research analyst price targets to calculate implied equity value per unit ranges for each of the Copano common units and the Kinder Morgan common units.  Barclays’ analysis of equity research analyst price targets yielded implied exchange ratios ranging from 0.3061 to 0.4940 Kinder Morgan common units per Copano common unit.  Barclays noted that the exchange ratio to be offered to holders of Copano common units of 0.4563 Kinder Morgan common units per Copano common unit falls within the implied exchange ratio as calculated by Barclays’ analysis of equity research price targets.

The following is added directly after the first sentence of the first full paragraph beginning on page 70:

The enterprise multiples and equity value multiples calculated for the Selected Transactions are as follows:

Selected Transaction	Enterprise Value as a Multiple of LTM EBITDA	Equity Value as a Multiple of LTM DCF
Duncan Energy Partners L.P. / Enterprise Products Partners L.P.	19.8x	19.0x
TEPPCO Partners, L.P. / Enterprise Products Partners L.P.	11.0x	9.7x
Pacific Energy Partners, L.P. / Plains All American Pipeline, L.P.	17.3x	19.2x
Kaneb Pipe Line Partners, L.P. / Valero L.P.	13.8x	19.4x
Gulfterra Energy Partners, L.P. / Enterprise Products Partners L.P.	15.0x	17.3x
Santa Fe Pacific Pipeline Partners, L.P. / Kinder Morgan Energy Partners, L.P.	12.7x	18.5x

The second full paragraph beginning on page 70 is hereby deleted and replaced with the following:

The reasons for and the circumstances surrounding each of the Selected Transactions were diverse, and there are inherent differences between the businesses, operations, financial conditions and prospects of Copano and the MLPs included in the comparable transaction analysis.  Accordingly, Barclays believed that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of considering the merger.  Barclays therefore made qualitative judgments concerning differences between the characteristics of the Selected Transactions and the merger which would affect the acquisition values of the selected target MLPs and Copano.  Based upon these judgments, Barclays selected an equity value reference range for the merger of $2.5 billion to $3.5 billion, which implied an equity value reference range of $26.39 to $36.83 per Copano common unit.  Barclays noted that the implied value per Copano common unit in the merger, based on Kinder Morgan common unit’s closing price of $89.67 on January 28, 2013 and the exchange ratio of 0.4563, was $40.92 per Copano common unit.

The following is added directly after the second sentence of the first full paragraph beginning on page 71:

The premiums calculated based on this methodology are as follows:

	Premiums Paid Based on Acquisition Price
Selected Transaction	1-Day	30-Day	60-Day
Duncan Energy Partners L.P. / Enterprise Products Partners L.P.	36.1%	40.1%	42.9%
TEPPCO Partners, L.P. / Enterprise Products Partners L.P.	9.3%	14.9%	34.2%
Pacific Energy Partners, L.P. / Plains All American Pipeline, L.P.	11.2%	12.4%	10.4%
Kaneb Pipe Line Partners, L.P. / Valero L.P.	21.2%	20.8%	26.3%
Gulfterra Energy Partners, L.P. / Enterprise Products Partners L.P.	2.2%	5.8%	2.8%
Santa Fe Pacific Pipeline Partners, L.P. / Kinder Morgan Energy Partners, L.P.	31.8%	40.3%	40.8%

The following is added at the top of page 78:

The Current LP Yield, 2013E Yield and 2014E Yield calculated by Jefferies for each of the Copano Selected Public Companies are as follows:

	Distributed Cash Flow
Copano Selected Public Company	Current LP Yield	2013E LP Yield	2014E LP Yield
Access Midstream Partners, L.P.	5.0%	5.5%	6.3%
Atlas Pipeline Partners, L.P.	6.9%	7.5%	8.8%
Crestwood Midstream Partners LP	8.0%	8.2%	8.5%
Crosstex Energy, L.P.	7.9%	8.3%	9.2%
DCP Midstream Partners, LP	6.2%	6.6%	7.1%
MarkWest Energy Partners, L.P.	6.1%	6.5%	7.3%
Penn Virginia Resource Partners, L.P.	8.4%	8.9%	9.3%
Regency Energy Partners LP	7.7%	7.9%	8.2%
Targa Resources Partners LP	6.9%	7.3%	8.0%
Western Gas Partners, LP	4.1%	4.5%	5.1%

The table titled “Copano Selected Public Companies Analysis” on page 78 is hereby deleted and replaced with the following:

Copano Selected Public Companies Analysis

Benchmark	High	Low	Mean	Median	Implied Yield Range for Copano	Implied LP Unit Price for Copano
Current LP Yield	8.4%	4.1%	6.7%	6.9%	6.25% - 7.25%	$31.72 - $36.80
2013E Yield	8.9%	4.5%	7.1%	7.4%	6.75% - 7.75%	$31.20 - $35.82
2014E Yield	9.3%	5.1%	7.8%	8.1%	7.50% - 8.50%	$33.04 - $37.44

The following is added at the top of page 79:

The Current LP Yield, 2013E Yield and 2014E Yield calculated by Jefferies for each of the Kinder Morgan Selected Public Companies are as follows:

	Distributed Cash Flow
Kinder Morgan Selected Public Company	Current LP Yield	2013E LP Yield	2014E LP Yield
Enbridge Energy Partners, L.P.	7.2%	7.4%	7.5%
Energy Transfer Partners, L.P.	7.7%	7.9%	8.2%
Enterprise Products Partners, L.P.	4.7%	4.9%	5.3%
ONEOK Partners, L.P.	4.7%	5.1%	5.6%
Plains All American Pipeline, L.P.	4.4%	4.5%	5.0%
Williams Partners L.P.	6.6%	6.9%	7.4%

The table titled “Kinder Morgan Selected Public Companies Analysis” on page 79 is hereby deleted and replaced with the following:

Kinder Morgan Selected Public Companies Analysis

Benchmark	High	Low	Mean	Median	Implied Yield Range for Kinder Morgan	Implied LP Unit Price for Kinder Morgan
Current LP Yield	7.7%	4.4%	5.9%	5.7%	5.50%- 6.50%	$79.38 - $93.82
2013E Yield	7.9%	4.5%	6.1%	6.0%	5.75%- 6.75%	$78.52 - $92.17
2014E Yield	8.2%	5.0%	6.5%	6.5%	6.00%- 7.00%	$80.43 - $93.83

The second full paragraph beginning on page 79 is hereby deleted and replaced with the following:

Jefferies applied multiple yield ranges based on the selected public companies analysis to corresponding financial data for Copano (based on management forecasts and other publicly available data) and Kinder Morgan (based on Wells Fargo market research and other publicly available data) to calculate an implied exchange ratio reference range.  The selected public companies analysis indicated a range of implied values per Copano common unit and Kinder Morgan common unit, which in turn indicated an implied exchange ratio reference range of 0.338 to 0.466 Kinder Morgan common units per Copano common unit, as compared to the merger exchange ratio of 0.4563 of a Kinder Morgan common unit per Copano common unit.

The following is added at the top of page 81:

The Transaction Value / NTM EBITDA calculated by Jefferies for each of the Selected Comparable Transactions is as follows:

Buyer	Seller	Transaction Value / NTM EBITDA
Access Midstream Partners, L.P.	Chesapeake Energy Corporation	8.2x
Targa Resources Partners LP	Saddle Butte Pipeline, LLC	13.7x
NuStar Energy L.P.	TexStar Midstream Services, LP	16.3x
NGL Energy Partners LP	High Sierra Energy, LP	10.3x
Penn Virginia Resource Partners, L.P.	Chief E&D Holdings LP	14.3x

Williams Partners L.P.	Caiman Energy, LLC	12.5x
Enbridge Energy Partners, L.P.	Atlas Pipeline Partners, L.P.	6.8x
Atlas Pipeline Partners, L.P.	Anadarko Petroleum Corporation	13.9x

The following is added directly after the first sentence of the third full paragraph beginning on page 82:

The premiums calculated based on this methodology are as follows:

	Premiums Paid Represented by Offer Price or Merger Consideration
Selected MLP Merger Transaction	1-Day	30-Day	60-Day
TEPPCO Partners, L.P. / Enterprise Products Partners L.P.	9.3%	15.6%	34.2%
Pacific Energy Partners, L.P. / Plains All American Pipeline, L.P.	10.6%	11.5%	14.9%
Kaneb Pipe Line Partners, L.P. / Valero L.P.	20.7%	21.6%	28.2%
Gulfterra Energy Partners, L.P. / Enterprise Products Partners L.P.	2.2%	5.8%	2.8%

Proposal 1: The Merger—Copano Projected Financial Information

The second full paragraph beginning on page 84 is hereby deleted and replaced with the following:

The following tables present summaries of financial projections under the two scenarios of expected future growth and margins prepared by Copano’s management as of November 2012 for the fiscal years ending 2013 through 2016: (a) a scenario prepared by Copano’s management assuming low growth and relatively constant margins, referred to as the Copano Case I Projections (which projections were provided to Barclays), and (b) a scenario prepared by Copano’s management assuming higher growth and escalating margins, referred to as the Copano Case II Projections (which projections were provided to both Barclays and Jefferies).

The Copano Case I projections presented below were an iteration of projections done at various times by the Company, including a set of projections provided by management to Barclays in connection with their presentation at the August 28, 2012 board meeting, and were provided by management to Barclays, following discussions between the Company and Barclays in mid-January 2013 in which it was concluded that a version of projections that reduced certain future revenue assumptions (i.e., Case I) should be prepared by the Company and furnished to Barclays.

The tables titled “Copano Case I Projections” and “Copano Case II Projections” on page 84 are hereby deleted and replaced with the following:

Copano Case I Projections

	Year Ended December 31,
	2013E	2014E	2015E	2016E
	(dollars in thousands except per unit values and ratios)
Net Income	$134,493	$159,713	$181,917	$199,072
Adjusted EBITDA	348,456	397,376	423,863	449,450
Total Distributable Cash Flow to Common Units	238,929	292,577	313,965	335,666
Maintenance Capex	(20,000)	(20,000)	(19,000)	(19,000)
Interest Expense	(67,000)	(82,000)	(88,000)	(92,000)
Other	(2,000)	(2,000)	(3,000)	(3,000)
Distributable Cash Flow per LP Unit	$2.97	$3.09	$3.31	$3.53
Cash Coverage Ratio	1.23x	1.13x	1.10x	1.07x
Distribution per LP Unit	$2.42	$2.74	$3.00	$3.30
Capital Expenditure (Growth)	458,000	149,000	60,000	25,000

Copano Case II Projections

	Year Ended December 31,
	2013E	2014E	2015E	2016E
	(dollars in thousands except per unit values and ratios)
Net Income	$142,680	$182,141	$238,038	$315,497
Adjusted EBITDA	360,736	438,468	520,976	617,527
Total Distributable Cash Flow to Common Units	255,398	338,938	408,765	499,347
Maintenance Capex	(20,000)	(20,000)	(19,000)	(19,000)
Interest Expense	(63,000)	(77,000)	(90,000)	(96,000)
Other	(2,000)	(3,000)	(3,000)	(4,000)
Distributable Cash Flow per LP Unit	$3.18	$3.39	$3.90	$4.75
Cash Coverage Ratio	1.31x	1.21x	1.21x	1.21x
Distribution per LP Unit	$2.42	$2.82	$3.21	$3.91
Capital Expenditure (Growth)	672,000	461,000	318,000	210,000

In the third sentence of the third full paragraph beginning on page 84, the words “Copano provided this information to Barclays and Jefferies because Copano believed” are hereby deleted and replaced with the words “Copano provided this information to Barclays (in the case of the Adjusted EBITDA figures that were part of the Case I Copano Projections and the Case II Copano Projections) and Jefferies (in the case of the Adjusted EBIDTA figures that were part of the Case II Copano Projections) because Copano believed”.

The first sentence of the first full paragraph beginning on page 85 is hereby deleted and replaced with the following:

As set forth above, the financial projections were used by Barclays and Jefferies solely in performing their analyses, and are subjective in many respects and thus subject to interpretation.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Kinder Morgan Energy Partners, L.P. (“Kinder Morgan”) has filed with the SEC a Registration Statement on Form S-4 that includes a definitive prospectus of Kinder Morgan and a definitive proxy statement of Copano Energy, L.L.C. (“Copano”).  The Registration Statement was declared effective by the SEC on March 29, 2013 and Copano mailed the definitive proxy statement/prospectus to its unitholders on or about March 29, 2013. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED BY KINDER MORGAN OR COPANO BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Investors and security holders are able to obtain free copies of the Registration Statement and the definitive proxy statement/prospectus and other documents filed with the SEC by Kinder Morgan and Copano through the web site maintained by the SEC at www.sec.gov or by phone, email or written request by contacting the investor relations department of Kinder Morgan or Copano at the following:

	Kinder Morgan	Copano
Address:	1001 Louisiana Street, Suite 1000	1200 Smith Street, Suite 2300
	Houston, Texas 77002	Houston, Texas 77002
	Attention: Investor Relations	Attention: Investor Relations
Phone:	(713) 369-9490	(713) 621-9547
E-mail:	kmp_ir@kindermorgan.com	ir@copano.com

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

Kinder Morgan and Copano, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement.  Information regarding the directors and executive officers of Kinder Morgan’s general partner and Kinder Morgan Management, LLC, the delegate of Kinder Morgan’s general partner, is contained in Kinder Morgan’s Form 10-K for the year ended December 31, 2012, which has been filed with the SEC.  Information regarding Copano’s directors and executive officers is contained in Copano’s Form 10-K for the year ended December 31, 2012 and its proxy statement filed on April 5, 2012, which have been filed with the SEC.  A more complete description is available in the definitive Registration Statement and the definitive proxy statement/prospectus.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between Kinder Morgan and Copano, the expected timetable for completing the proposed transaction, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company and any other statements about Kinder Morgan or Copano management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory and unitholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; the ability of Kinder Morgan to successfully integrate Copano’s operations and employees and realize anticipated synergies and cost savings; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; the ability to achieve revenue growth; price volatility and market demand for natural gas and natural gas liquids; higher construction costs or project delays due to inflation, limited availability of required resources or the effects of environmental, legal or other uncertainties; the ability of the combined company to continue to obtain new sources of natural gas supply; the impact on volumes and resulting cash flow of technological, economic and other uncertainties inherent in estimating future production, producers’ ability to drill and successfully complete and attract new natural gas supplies and the availability of downstream transportation systems and other facilities for natural gas and NGLs; the effects of government regulations and policies and of the pace of deregulation of retail natural gas; national, international, regional and local economic or competitive conditions and developments; capital and credit markets conditions; interest rates; the political and economic stability of oil producing nations; energy markets, including changes in the price of certain commodities; weather, alternative energy sources, conservation and technological advances that may affect price trends and demand; business and regulatory or legal decisions; the timing and success of business development efforts; acts of nature, accidents, sabotage, terrorism or other similar acts causing damage greater than the insurance coverage limits of the combined company; and the other factors and financial, operational and legal risks or uncertainties described in Kinder Morgan’s and Copano’s Annual Reports on Form 10-K for the year ended December 31, 2012.  Kinder Morgan and Copano disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2013	COPANO ENERGY, L.L.C.`

	By:	/s/ Douglas L. Lawing
		Name:	Douglas L. Lawing
		Title:	Executive Vice President, General Counsel and Secretary